LUNDONS LAW

FACSIMILE COVER SHEET

Date: 11/09/2009

No pages (including cover sheet): 1

To: BELL GULLY

Attention: Mark Flaherty

Fax No: 09.916.8801

From: Steve Riley

RE: LAWSONS DRYHILLS

We are instructed by our client to give notice pursuant to Clause 3.5 that the Agreement is cancelled for non fulfillment of the conditions relating to finance and OIO approval. The notice will expire at 5pm Friday 18 September 2009.

In giving notice, our client has asked us to communicate the following matters:

1. The management and directors of Lawsons have been frustrated by the process and disappointed in the lack of communication on the part of the Purchaser;
2. The management and directors of Lawsons feel that uncertainty associated with the process has been detrimental to the business and they have given notice to provide certainty for the business and allow them to return to concentrating on the business;
3. Lawsons is willing to reconsider its position should your client have guaranteed funding in place.

Yours faithfully
LUNDONS LAW